SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2005, PRIMEDIA Inc. (“PRIMEDIA”) announced that it had entered into an agreement (such agreement and other related documents, the “Transaction Documents”) to purchase a majority stake in Automotive.com, Inc. (the “Company”). The Company and its related websites are averaging 34 million page views and 12 million visitors per month.  For the 2004 calendar year, the Company had revenues of $26.1 million and earnings before interest, taxes, depreciation, amortization and payments to shareholders of $7.2 million.

The purchase price for the majority interest is $72,500,000 in cash for an initial 80% stake plus the contribution of certain PRIMEDIA assets associated with its 55 automotive internet websites.  PRIMEDIA will acquire the remaining 20% no later than early 2010 for an additional purchase price based on the Incremental EBITDA (as such term is defined) of the Company and the Combined EBITDA (as such term is defined) as follows:  (a) half (0.5) times the Combined EBITDA if it is $12,000,000 or below, (b) four (4.0) times the Incremental EBITDA if the Combined EBITDA is between $12,000,000 and $82,000,000 or (c) four and a half (4.5) times the Incremental EBITDA if the Combined EBITDA is greater than $82,000,000.  The terms Combined EBITDA and Incremental EBITDA shall mean, respectively, the EBITDA in the preceding year generated by the Company including the operation of the Contributed Assets, and the difference between the Combined EBITDA and $12,000,000.  “EBITDA” for purposes of the transaction means, generally, for any calendar year, aggregate net revenues less all operating expenses incurred in such calendar year, but before any provision for (i) interest income or expense, (ii) federal, state, local or other taxes on income or for federal, state or local income tax benefits or (iii) depreciation or amortization, including amortization of intangible assets.  The purchase of the remaining 20% will be triggered if, among other things, Josh Speyer, the current Chief Executive Officer of the Company, elects to leave or is terminated for cause.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents, which are filed as Exhibits hereto and are incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets

As described in Item 1.01 of this Current Report on Form 8-K, on November 15, 2005, PRIMEDIA acquired a majority stake in the Company.  The description of the transaction set forth in Item 1.01 above are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company will file the required financial statements by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed

(b)  Pro Forma Financial Information

The Company file the required financial information by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed

(d)  Exhibits

10.1         Stock Purchase Agreement, dated as of November 15, 2005, between PRIMEDIA Inc., Automotive.com, Inc. and certain stockholders of Automotive.com, Inc.

10.2         Stockholders Agreement, dated November 15, 2005, by and among PRIMEDIA Inc., Automotive.com, Inc. and certain holders of common stock and options of Automotive.com, Inc.

10.3         Contribution Agreement, dated as of November 15, 2005, by and between PRIMEDIA Inc., IntelliChoice, Inc., PRIMEDIA Specialty Group Inc., McMullen Argus Publishing Inc. and Automotive.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	November 21, 2005	/s/ Christopher A. Fraser
Christopher A. Fraser
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of November 15, 2005, between PRIMEDIA Inc., Automotive.com, Inc. and certain stockholders of Automotive.com, Inc.

10.2	Stockholders Agreement, dated November 15, 2005, by and among PRIMEDIA Inc., Automotive.com, Inc. and certain holders of common stock and options of Automotive.com, Inc.

10.3	Contribution Agreement, dated as of November 15, 2005, by and between PRIMEDIA Inc., IntelliChoice, Inc., PRIMEDIA Specialty Group Inc., McMullen Argus Publishing Inc. and Automotive.com, Inc.